Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statements on Form S-3 (File Numbers 333-282028, 333-287630, 333-288986, and 333-294415) and Form S-8 (File Number 333-287509) of our report dated March 25, 2026, of Tron Inc. relating to the audit of the consolidated financial statements as of December 31, 2025 and 2024, and for the periods then ended, and the reference to our firm under the caption “Experts” in each such Registration Statement.

/s/ M&KCPA’s, PLLC

The Woodlands, Tx

March 25, 2026